UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Bank of N.T. Butterfield & Son Limited

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

65 Front Street

Hamilton, HM 12

Bermuda

(Address of principal executive offices and zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates:  333-212896

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Voting ordinary shares, BM$0.01 par value*	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Title of class
None

* The Bermuda Dollar is pegged to the US Dollar on a one-to-one basis at BM$1.00 = US$1.00.

Item 1.   Description of Securities To Be Registered.

A description of the voting ordinary shares, BM$0.01 par value per share, of The Bank of N.T. Butterfield & Son Limited (the “Registrant”) is set forth under the heading “Description of Share Capital” in the prospectus forming part of the Registrant’s Registration Statement on Form F-1 (File No. 333-212896) initially filed with the Securities and Exchange Commission on August 4, 2016, as amended from time to time, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.   Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Bank of N.T. Butterfield & Son Limited

Date: September 13, 2016

By:	/s/ Shaun Morris
	Name:	Shaun Morris
	Title:	General Counsel and Group Chief Legal Officer

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